    As filed with the Securities and Exchange Commission on September___, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------

                                 FMC CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                   94-0479804
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

       200 East Randolph Drive                               60601
          Chicago, Illinois                               (Zip Code)
(Address of Principal Executive Offices)

             FMC Corporation Incentive Compensation and Stock Plan
                           (Full title of the plan)

                               Stephen F. Gates
             Senior Vice President, General Counsel and Secretary
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                    (Name and address of agent for service)

                                (312) 861-6000
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                                Steven J. Gavin
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

                                                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
  Title of securities          Amount to be       Proposed maximum offering      Proposed maximum     Amount of registration fee
   to be registered           registered (1)        price per unit (2)(3)       aggregate offering
                                                                                    price (2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value       800,000 shares               $52.76                    $42,208,000                $10,552
$0.10 per share.........
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers, pursuant to Instruction E to Form S-8, 2,710,949 shares of Common Stock previously registered on, and carried forward from, a Form S-8 Registration Statement (File No. 333-18383) filed in connection with the former FMC 1995 Management Incentive Plan and FMC 1995 Stock Option Plan (the predecessor plans to the FMC Corporation Incentive Compensation and Stock Plan) and with respect to which a registration fee of $59,147.98 has been paid.

(2) Estimated pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended (the "1933 Act"), solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported for shares of Common Stock of the Registrant on the New York Stock Exchange on September 19, 2001.

(3) The Common Stock registered hereby includes Preferred Share Purchase Rights (the "Rights"). The Rights are associated with and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.

                              EXPLANATORY STATEMENT

          Effective as of February 16, 2001, the Board of Directors of FMC Corporation (the "Registrant") merged the FMC 1995 Management Incentive Plan with and into the FMC 1995 Stock Option Plan, and the FMC 1995 Stock Option Plan was restated and renamed the FMC Corporation Incentive Compensation and Stock Plan. On April 20, 2001, the stockholders of the Registrant approved an increase in the total number of shares of common stock, par value $0.10 per share ("Common Stock"), of the Registrant available for issuance under the FMC Corporation Incentive Compensation and Stock Plan from 3,000,000 to 3,800,000.

          Of such 3,800,000 available shares, 3,000,000 were registered by Form S-8 Registration Statement (File No. 333-18383) for issuance under the former FMC 1995 Management Incentive Plan and FMC 1995 Stock Option Plan. Of such 3,000,000 registered shares, 2,710,949 remain available for issuance under the FMC Corporation Incentive Compensation and Stock Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in No. 89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), such 2,710,949 remaining shares are carried forward to, and deemed covered by, this Registration Statement.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The Registrant shall deliver the document containing the information in Part I of this Registration Statement to each participant in the FMC Corporation Incentive Compensation and Stock Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "1933 Act"). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents previously filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

          (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

          (ii) the Registrant's Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended March 31, 2001 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

          (iii) the Registrant's Current Reports on Form 8-K dated March 14, March 27, June 14, July 27, August 9 and 24, 2001;

          (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 12, 1986 pursuant to Section 12 of the 1934 Act and all amendments thereto and reports filed for the purpose of updating such description; and

          (v) the descriptions of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on October 29, 1996 pursuant to Section 12 of the 1934 Act and all amendments thereto and reports filed for the purpose of updating such descriptions.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the securities being registered hereby has been passed upon by Stephen F. Gates, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Gates will not be selected to participate in the Plan. Mr. Gates has been awarded 10,000 shares of restricted Common Stock and options to acquire 20,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

          Article XI of the Registrant's Restated By-Laws provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

          The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (i) for any breach of the directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the GCL or (iv) for transactions from which directors derive improper personal benefit.

          The Registrant maintains directors' and officers' liability insurance coverage.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

     The following documents are filed as exhibits to this Registration
Statement:

     Exhibit No.    Description
     -----------    -----------

     4.1 Amended and Restated Rights Agreement dated as of February 19, 1988 between the Registrant and Harris Trust and Savings Bank, as filed with the Commission on March 25, 1993 as
                    Exhibit 4 to the Registrant's Form SE (File No. 1-02376) and incorporated herein by reference.

     4.2 Amendment to Amended and Restated Rights Agreement dated as of February 9, 1996, as filed with the Commission on February 12, 1996 as Exhibit 1 to the Registrant's Form 8-K (File No. 1-02376) and incorporated herein by reference.

     5.1 Opinion of Stephen F. Gates, Esq. as to the legality of the securities being registered.

     15.1           Letter regarding unaudited interim financial information.

     23.1           Consent of KPMG LLP.

     23.2           Consent of Stephen F. Gates, Esq. (included as part of
                    Exhibit 5.1).

     24.1           Powers of attorney (included on the signature page hereto).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

     (2)  That, for the purpose of determining any liability under the 1933
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 20, 2001.

                                             FMC CORPORATION

                                             By: /s/ William H. Schumann III
                                                -------------------------------
                                                Name:  William H. Schumann III
                                                Title: Senior Vice President
                                                and Chief Financial Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Schumann III, Ronald D. Mambu and Stephen F. Gates, and each or any of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable FMC Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign the name of the undersigned to any amendments to such registration statement (including post-effective amendments) and additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each or any of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                    Title                              Date
--------------------------------------------     -----------------------------------  -------------------------------
/s/ Robert N. Burt                               Chairman of the Board and            August 24, 2001.
---------------------                            Chief Executive Officer
Robert N. Burt                                   (Principal Executive Officer)

/s/ William H. Schumann III                      Senior Vice President and Chief      August 24, 2001.
---------------------------                      Financial Officer (Principal
William H. Schumann III                          Financial Officer)

/s/ Ronald D. Mambu                              Vice President and Controller        August 24, 2001.
-------------------                              (Principal Accounting Officer)
Ronald D. Mambu

/s/ Joseph H. Netherland                         Director                             August 24, 2001.
------------------------
Joseph H. Netherland

/s/ B. A. Bridgewater, Jr.                       Director                             August 24, 2001.
--------------------------
B. A. Bridgewater, Jr.

/s/ Patricia A. Buffler                          Director                             August 24, 2001.
-----------------------
Patricia A. Buffler

/s/ Albert J. Costello                           Director                             August 24, 2001.
----------------------
Albert J. Costello

/s/ Asbjorn Larsen                               Director                             August 24, 2001.
------------------
Asbjorn Larsen

/s/ Edward J. Mooney                             Director                             August 24, 2001.
--------------------
Edward J. Mooney

/s/ William F. Reilly                            Director                             August 24, 2001.
---------------------
William F. Reilly

/s/ Enrique J. Sosa                              Director                             August 24, 2001.
-------------------
Enrique J. Sosa

/s/ James R. Thompson                            Director                             August 24, 2001.
---------------------
James R. Thompson

/s/ William G. Walter                            Director                             August 24, 2001.
---------------------
William G. Walter

                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------
4.1            Amended and Restated Rights Agreement dated as of February 19,
               1988 between the Registrant and Harris Trust and Savings Bank, as filed with the Commission on March 25, 1993 as Exhibit 4 to the Registrant's Form SE (File No. 1-02376) and incorporated herein by reference.

4.2 Amendment to Amended and Restated Rights Agreement dated as of February 9, 1996, as filed with the Commission on February 12, 1996 as Exhibit 1 to the Registrant's Form 8-K (File No. 1-02376) and incorporated herein by reference.

5.1 Opinion of Stephen F. Gates, Esq. as to the legality of the securities being registered.

15.1           Letter regarding unaudited interim financial information.

23.1           Consent of KPMG LLP.

23.2           Consent of Stephen F. Gates, Esq. (included as part of Exhibit
               5.1).

24.1           Powers of attorney (included on the signature page hereto).